Registration No. 333-201403

As filed with the Securities and Exchange Commission on April 3, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BELLA COSTA DESIGNS INC.

 (Name of small business issuer in its charter)

Nevada	4700	EIN 30-0842831
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Sector Central, Lote 31

Aldea Las Canoas

Guatemala 347-708-0067

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

INCORP SERVICES, INC.

 2360 Corporate Circle Suite 400, Henderson NV 89074-7722

Tel: (702) 866-2500, Fax: (702) 866-2689

(Address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	4,000,000	$0.02	$80,000	$9.30

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELLA COSTA DESIGNS INC.

Up to a Maximum of 4,000,000 Common Shares

At $0.02 per Common Share

This is the initial offering of common stock of Bella Costa Designs Inc. (“BC Designs Inc.”) and no public market currently exists for the securities being offered. We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Nelson Perez, an officer and director of BC Designs Inc. intends to sell the common shares directly. No commission or other compensation related to the sale of the common shares will be paid to Mr. Nelson Perez. The intended methods of communication include, without limitations, telephone, and personal contact.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.02	Not Applicable	$80,000
Total	$0.02	Not Applicable	$80,000

BC Designs Inc. is a development stage company with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders’ ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. See "Risk Factors" for the risks of investing in a shell company.

The date of this offering will end upon the earlier of 180 days post effectiveness or when all 4,000,000 shares are sold. There is no minimum purchase requirement and we do not have any arrangements to place your funds in an escrow, trust, or similar account. Any funds that you invest may be spent immediately by us.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF BC DESIGNS INC.’S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED  APRIL __, 2015

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	16
DESCRIPTION OF BUSINESS	20
FACILITIES	22
EMPLOYEES AND EMPLOYMENT AGREEMENTS	22
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	22
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
PLAN OF DISTRIBUTION	25
DESCRIPTION OF SECURITIES	26
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	27
LEGAL MATTERS	28
INTERESTS OF NAMED EXPERTS AND COUNSEL	28
EXPERTS	28
AVAILABLE INFORMATION	28
INDEX TO THE FINANCIAL STATEMENTS	28

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “BC DESIGNS INC.” REFERS TO BELLA COSTA DESIGNS INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. On the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.’’

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

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BELLA COSTA DESIGNS INC.

We were incorporated in the State of Nevada on September 15, 2014.   Bella Costa Designs Inc. (or "the company" or "BC DESIGNS INC.") is an import company of wedding and evening dresses. As of January 31, 2015 our balance is $ 827. At this stage the only steps we have taken to develop our company are: writing and preparing our business plan, making contacts with potential manufacturers of dresses in Asia and interviewing potential website developers. We intend to import wedding and evening dresses from Asia to Guatemala to be sold online to anyone in Latin America. We expect to import dresses of the latest style and fashion and price all dresses at competitive prices. Moreover, we intend to provide an option to order a custom made dress of the design we carry with customized measurements for our clients. We expect our website to have different sections such as: Home, Wedding dresses, Evening dresses, Accessories, Order Custom Dress, Common Questions, Contact Us. We intend to make our website easy to navigate with many different styles of dresses and different photos of each dress to give our clients the best idea of the dress they will be receiving. For the custom made dresses ordered online each client can choose the type of color of the dress, put in their own measurements and leave comment as to any other minor changes they would like us to make. For example, our client can request to have the back of the dress more open or pearl-like decorations to be added to the material etc. Every dress ordered through our website we intend to order from our manufacturers with those specific details as asked by the client. We expect our manufacturers to make the custom made dress within 2-3 weeks and ship it to us by fast service. Our customer shopping on our website can expect to receive their custom made dress within 4 weeks from the date ordered. Once we find the qualified web designer to start on our page we estimate the website to be fully functional within 2 months after the starting date. During those months we intend to advertise and promote our website on social networks such as facebook, twitter and instagram, through trade shoes and flyers, and through word of mouth. We expect to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we need at least $10,000 for legal and professional fees we expect to incur in the next twelve months. Our monthly burn rate is $1,258 and it is based on our last quarter expenses of $3,773 (our professional and bank service charge expenses for the past quater) divided by 3 months. Being a development stage company, we have very limited operating history and it is difficult to gauge what expenses we will incur. However our present capital will not be sufficient to fund our operation for any period of time at this estimated burn rate. We depend on funds from this public offering. If we raise less than 25% of the offering, we will not have enough money to cover our offering expenses and professional fees necessary to remain current with our reporting obligations.

When we will require additional funds we will attempt to raise them through sale of additional common stock or through director loans. If we do not raise sufficient funds from this offering we intend on remaining current with our reporting obligations by borrowing funds from our officers. We do not have a formal agreement in place with our officers to provide us with such funding. However we believe that our officers will provide such funding to us as they are majority owners of the company and it is in their interest to see us prosper. In the event that our officers do not loan us such funds when required we will not be able to meet our reporting obligations and will therefore will not be able to list on OTC BB and your investment will stay illiquid. It may also make more difficult for us to raise any future funding. Currently our officer, Mr. Nelson Perez owns stock in our company (4,500,000 shares owned).

We do not have any plans to seek a business combination with an unidentified entity in the even we are not successful in our plan of operations. A more detailed breakdown of costs is included in our plan of operations. The month on which we will run out of funds will depend on the amount of funds we raise in this offering.

Our principal executive office is located at Sector Central. Lote 31, Aldea alas Canoas, Guatemala. And our phone number is 347-708-0067..

From inception on September 15, 2014 until the date of this filing, we have had limited operating activities. Our financial statements for the three months ended January 31, 2015 report no revenues and a net loss of $3,773. Our independent registered public accounting firm has issued an audit opinion for BC DESIGNS INC. that includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We do not anticipate earning revenues until such time as we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell our products.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

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THE OFFERING

The Issuer:	BELLA COSTA DESIGNS INC.
Securities Being Offered:	4,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:	The date of this offering will end upon the earlier of 180 days post effectiveness or when all 4,000,000 shares are sold.
Net Proceeds	$80,000 is the proceeds assuming the sale of all shares, of which there is no assurance.
Securities Issued and Outstanding:	There are 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus. 4,500,000 shares held by our President, Nelson Perez.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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RISK FACTORS

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESS AND UNTIL WE HAVE CEASED TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2).

The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

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RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 15, 2014 and to date have been involved primarily in organizational activities. We have not yet commenced business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We estimate “significant losses” to be up to $80,000 which is our maximum offering. Our losses could be higher after the first twelve months period. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR OFFICERS AND DIRECTORS AND OPERATIONS ARE LOCATED OUTSIDE OF THE UNITED STATES

Because our officers and directors and operations are located outside of the United States, your ability to effect service of process is greatly diminished. Even if you obtain legal judgments in your favor it will be tough to enforce claims because our management and corporate assets are located in Guatemala, which is outside the United States.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of creating an online travel guide website in Guatemala. We will need the funds from this offering to commence activities listed in our business plan. As of January 31, 2015, we had cash in the amount of $827 and liabilities of $716. We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have incurred net losses of $3,773 for the three months ended January 31, 2015 with no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Li and Company, PC, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in BC DESIGNS INC. is suitable.

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WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION IF OUR FUTURE CLIENTS ARE NOT SATISFIED WITH OUR SERVICES. IN THIS CASE, IT IS UNLIKELY THAT WE WILL BE ABLE TO OBTAIN FUTURE ENGAGEMENTS. IF WE ARE UNABLE TO OBTAIN ENGAGEMENTS, INVESTORS ARE LIKELY TO LOSE THEIR ENTIRE INVESTMENT.

As an import and resale company we depend and will continue to depend to a large extent on referrals and new engagements from our former customers, as we will attempt to establish a reputation for professional service company and integrity to attract new customers. As a result, if a customer is not satisfied with our products or services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will obtain customers in the foreseeable future.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

At this time we have no signed purchase agreement with any of our potential vendors. There is no guarantee we will ever conduct business with these customers or any other customers. Even if we obtain business from the above listed customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our products at prices that generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes large companies selling similar or different styles of wedding and evening dresses, and many of them may have a bigger pool of clients. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

 BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US, THE CREDITOR COULD ATTACH YOUR SUBSCRIPTION THAT COULD PRECLUDE OR DELAY THE RETURN OF MONEY TO YOU.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription that could preclude or delay the return of money to you.

IF WE ARE UNABLE TO RECRUIT, MOTIVATE AND RETAIN QUALIFIED PERSONNEL, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS COULD BE MATERIALLY AND ADVERSELY AFFECTED.

The success of our business will depend upon our ability to attract and retain through independent contractor or other arrangements, qualified employees who possess the skills and experience necessary to meet the needs of our operations. We will compete in markets in which unemployment is generally relatively low and the competition for skilled employees is intense.

We cannot assure that qualified employees will be available in sufficient numbers and on terms acceptable to us. The inability to attract and retain qualified personnel, could materially and adversely affect our business, financial condition, results of operations and cash flows.

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BECAUSE OUR CURRENT PRESIDENT AND OFFICER DEVOTE LIMITED AMOUNT OF TIME TO THE COMPANY, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Nelson Perez, our President, currently devotes approximately 20 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Perez to our company could negatively impact our business development.

OUR PRESIDENT MR. PEREZ INFORMALLY AGREED TO ADVANCE US THE FUNDS NECESSARY TO PAY PROFESSIONAL FEES AND OPERATING EXPENSES; HOWEVER, HE IS NOT LEGALLY OBLIGATED TO PROVIDE SUCH FUNDING POTENTIALLY CAUSING OUR BUSINESS TO FAIL.

Mr. Perez informally agreed to advance us the funds for professional fees and operating expenses; however, he has not formally agreed to do so and therefore not legally obligated to provide such funding. Since we have no formal agreement with Mr. Perez for the advancement of funds, Mr. Perez may fail to advance us the funds, if needed.

OUR PRESIDENT, WHO IS ALSO A PROMOTER, WILL HOLD APPROXIMATELY 53% OF OUR OUTSTANDING SHARES OF COMMON STOCK AFTER THE OFFERING AND CONTROL US, ASSUMING THE SALE OF ALL THE OFFERED SHARES.

Our sole director, who is also a promoter will hold approximately 53% of our outstanding shares of common stock after the offering and controls us, assuming the sale of all the offered shares. As a result, Mr. Perez will be able to elect all of our directors and control our operations.

Our EXECUTIVE OFFICERS AND DIRECTOR DO not have any prior experience conducting a best-effort offering, OR MANAGING A PUBLIC COMPANY

Our executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

WE HAVE NO REVENUE AND LIMITED ASSETS

We have no revenue and limited assets and our registered certified public accountants have issued an opinion expressing substantial doubt about our ability to continue as a going concern; our limited operations and the likelihood that we will incur losses for the foreseeable future represent material risks to our potential investors.

FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES MAY AFFECT OUR REPORTED RESULTS OF OPERATIONS.

We plan to conduct operations in international markets from which we receive, at least in part, revenues in foreign currencies. For example, we plan to receive Quetzales in connection with the offer and sale of our common stock in this offering and later in the payment from our vendors in Guatemala. Because our financial results are reported in U.S. dollars, fluctuations in the value of the Quetzal against the U.S. dollar are expected to have an effect, which may be significant, on our financial results. A decline in the value of any of the foreign currencies in which we receive subscriptions or revenues, including the Quetzal, against the U.S. dollar will tend to reduce our subscription proceeds, reported revenues and expenses, while an increase in the value of any such foreign currencies against the U.S. dollar will tend to increase our subscription proceeds, reported revenues and expenses. Variations in exchange rates can significantly affect the comparability of our financial results between financial periods.

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RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 in each of the two most recent years or joint income with that person’s in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between BC DESIGNS INC. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our anticipated costs of being a reporting company are approximately $10,000 per year which include legal fees, audit fees, bookkeeping fees, edgar filing fees and other fees required to be paid to remain compliant. These expenses are an additional challenge to our profitablility. At this time our business plan does not allow us for the payment of the estimated cost $10,000. If necessary, Mr. Perez, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

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WE HAVE ELECTED TO USE THE EXTENDED TRANSITION PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS UNDER SECTION 102(B)(1) OF THE JOBS ACT. AS A RESULT OF THIS ELECTION OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO COMPANIES THAT COMPLY WITH PUBLIC COMPANY EFFECTIVE DATES.

BC DESIGNS INC. has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS ACT which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result our financial statements may not be comparable to companies that comply with public company effective dates.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

Gross offering	$20,000	$40,000	$60,000	$80,000
USE OF NET PROCEEDS
Legal and professional fees	$10,000	$10,000	$10,000	$10,000
Web Development	$0	$2,000	$3,000	$3,000
Establishing an office	$0	$2,000	$4,000	$6,000
Advertising	$0	$1,000	$1,000	$1,000
Clothing import	$10,000	$25,000	$42,000	$60,000

We will allocate our proceeds as described in each of the scenarios described in the Use of Proceeds table and the following disclosures.

Regardless of the amount of funds raised we will initially seek to use the proceeds of the offering to cover our legal and professional fees of $10,000 for all of our scenarios. Legal and professional fees are: audit fees, legal fees, transfer agent fees and etc. that will incur every month or every quarter when the company needs to file new Financial Reports.

$20,000

BC DESIGNS INC.’s legal and professional fees are estimated to be $10,000 for the year, regardless of the amount of funds raised in this offering.

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Clothing import will consist of us ordering products such as wedding and evening dresses and accessories from our manufacturers in Asia. This cost will include the import duties of 0%-15% depending on the weight, price and material of the product. The initial import cost will be $ 10,000.

If we raise more than $20,000 in this offering we will use our proceeds as follows under each offering scenario:

$40,000

BC DESIGNS INC’s legal and professional fees are estimated to be $10,000 for the year, regardless of the amount of funds raised in this offering.

Establishing an office will include all the costs of establishing and maintaining an office/storage space, furniture, technology (computers, printer, scanner etc), office supplies, communication (telephone, internet). To start establishing an office will cost us $800 for 1 laptop for Mr. Perez, $500 for office furniture such as 1 office table with 2 chairs, and $200 for printers, scanners, Home Office software and other office supplies, and $500 for high speed internet and telephone services. We are currently using our director's home office for business purposes; we do not pay rent to Mr. Perez and have no arrangements to pay the rent in the future.

Advertising column includes putting links of advertisement of our website on other websites, printing of flyers for our potential clients and browsers. All of which will cost us $1,000. This will be the same for all of our scenarios.

Web development column will consist of costs of developing and hosting our website, potential upgrades and additions, Photoshop software to make the photos we take and post on our website seem more attractive, hiring professional help to make our website look inviting and easy to navigate. The cost of initial web development will be $1,500. Twelve months hosting with registration of our domain will cost the Company $500.

Clothing import cost will increase to $25,000 as we will order more products.

Initially we will be using public transportation and/or taxi to go to meetings, to deliver flyers , to drop of packages at the post office or to travel to/from trade fairs. We are not including this expense in the use of proceeds table because these costs will be paid out of the revenue that we will generate. We will not use the proceeds from this offering to pay Mr. Perez for this expense.

$60,000

BC DESIGNS INC’s legal and professional fees are estimated to be $10,000 for the year, regardless of the amount of funds raised in this offering.

Establishing an office: will increase to $4,000 as we intend to buy a professional camera to take quality pictures of the dresses in our inventory.

Advertising: will stay at $1,000.

Web development expenses: will increase to $3,000 as we will hire an additional help to make changes/ upgrades to our website.

Clothing import cost will increase to $42,000 as we will order more products.

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$80,000

BC DESIGNS INC’s legal and professional fees are estimated to be $10,000 for the year, regardless of the amount of funds raised in this offering.

Establishing an office expenses: will increase to $6,000 as intend to rent an office space with storage (approximately 1,000 sq. feet) in the center of Aldea Las Canoas in Guatemala.

Advertising: will stay at $1,000.

Web development expenses: will stay at $3,000.

Clothing import: will increase to $60,000 as we will purchase more product.

We depend on funds from this public offering. If we raise less than 25% of the offering, we will not have enough money to cover our offering expenses and professional fees necessary to remain current with our reporting obligations. We will also to raise additional funds through the sale of our common stock or obtain additional loans from our director. We do not have any arrangements to raise additional funds or obtain loans as of today.

We intend to hire two to three employees as soon as our operations grow estimated to be at the end of December 2015. Our employees will be compensated solely by commission payments based on their performance. The payment to our employees will come from our product sales. Proceeds of this offering will not be used to pay our employees.

If necessary, Mr. Perez, our president has verbally agreed to loan the company funds to complete the registration process and to implement our complete business plan. Mr. Perez is not legally obligated to provide the funding.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our director and officer for common equity since the Company’s inception on September 15, 2014. There are 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus.

Mr. Perez, our director and president, paid $.001 per share for the 4,500,000 common shares.

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Assuming completion of the offering, there will be up to 8,500,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	$80,000	$60,000	$40,000	$20,000
Percentage of funding	100%	75%	50%	25%
Offering price	$0.02	$0.02	$0.02	$0.02
Shares after offering	8,500,000	7,500,000	6,500,000	5,500,000
Net tangible book value before Offering per share	$0.0000	$0.0000	$0.0000	$0.0000
Increase in net tangible book value per share	$0.0094	$0.0080	$0.0061	$0.0036
Net tangible book value after Offering per share	$0.0094	$0.0080	$0.0062	$0.0037
Dilution to investors	$0.0106	$0.0120	$0.0138	$0.0163
Dilution as percentage	53%	60%	69%	82%

The following table illustrates a comparison of the amount of the public contribution, as if the offering is fully sold, along with their number of shares and percentage of ownership to Mr. Perez’s contribution along with his number of shares and percentage of ownership.

	Number of Shares	Investment	% Ownership
Mr. Perez	4,500,000	$4,500	53%
New Shareholders	4,000,000	$80,000	47%

Based on 4,500,000 common shares outstanding as of October 31, 2014 and total stockholder’s equity of $3,884 utilizing audited October 31, 2014 financial statements.

As of January 31, 2015, the net tangible book value of our shares of common stock was $111 or approximately $ 0.001 per share based upon 4,500,000 shares outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $827 as of January 31, 2015. We believe our cash balance is insufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Mr. Perez, our president, who has informally agreed to advance funds to us. Our president has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

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PLAN OF OPERATION

Our sales and marketing strategy will expand our customer's base as quickly as possible. The marketing thrust will consist of creating and delivering flyers advertising our website as well as using social medias such as facebook, twitter and Instagram to expend our clientele.

We will not be conducting any product research or development. We do not expect to purchase or sell plant of any kind. Upon completion of our public offering, our specific goal is to profitably promote our website.

If we are able to raise the maximum amount in this offering our plan of operations is as follows:

LEGAL AND PROFESSIONAL FEES

Professional fees that we expect to incur in the next twelve months are estimated to be $10,000.

ESTABLISHING AN OFFICE

We plan to rent a bigger office space with storage (approximately 1,000 sq. feet) in the center of Aldea Las Canoas in Guatemala City by the end of August, 2015. Cost of lease and furniture expenses will be approximately $6,000 per year.

ADVERTISING OUR WEBSITE TO POTENTIAL CLIENTS

Once we have our website working functionally we plan to advertise it to the to the public by printing flyers, putting advertisement links of our website on other sites. The cost to us will approximately be $1,000.

The Company will also begin blogging, e-newsletters, social networking (facebook/twitter/instagram), searching engine optimizer (SEO).

We will follow up with our current clients and try to generate new referrals as well as continue looking for potential customers throughout the territory of Central America.

WEB DEVELOPMENT

Twelve months hosting with registration of our domain will cost the company $500 (www.hostgator.com). To create our website we will pay a web creating and designing firm approx. $1,500. We estimate to finish working on our website by the end of June 2015 if we raise more than $20,000 in this offering. The website will include different sections such as: Home, Wedding dresses, Evening dresses, Accessories, Order Custom Dress, Common Questions, Contact Us. It will also have twitter, facebook and Instagram links to our promotional pages there. If we are able to raise the maximum amount in this offering we will pay another $1,000 to a hired contractor to upgrade and/or add features on our website to make it more professional and easier to navigate.

HIRING EMPLOYEES

We will be using public transportation, taxi and/or our Mr. Perez’s car to go to meetings, to deliver flyers and to drop off packages at post office. We are not including these expenses of transportation in the use of proceeds table because these costs will be paid out of the revenue that we will generate. We will not use the proceeds from this offering to pay Mr. Perez for this expense.

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In this term we also plan to hire two or three Sales Representatives. Our employees will be compensated solely by commission payments based on their performance..

Until we have our website fully functional we do not believe that our operations will be profitable. If we are unable to attract customers to purchase our clothing on our website we may have to suspend or cease operations.

In the beginning Mr. Perez, our president, will be devoting approximately 20 hours per week of his time to our operations. Once we expand operations, our president has agreed to commit more time as required. Because Mr. Perez will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of operations

For the Three Months Ended January 31, 2015

Our loss for the period is $3,773 for filing costs related to the incorporation of the Company and cost of Nevada business license, bank fees, legal and auditor fees. In the first quarter we used our cash we had to pay expenses associated with this offering. Our current cash on hand will be used to pay for the fees and expenses of this offering.

From Inception September 15, 2014 to October 31, 2014

During this period we incorporated the company, prepared a business plan and started gathering and putting information in order to purchase clothing from Asia and to develop our website.

With the website fully functioning we intend to begin to advertise our products to more clients.

Once we have all of the information for our website we intend to hire web designers. The following sections will be added: Home, Wedding dresses, Evening dresses, Accessories, Order Custom Dress, Common Questions, Contact Us. The public will be able to see different styles of wedding and evening dresses as well as order a custom dress specifically made for them. The goal is to design a website to fully work in multiple browsers and multiple versions of code/pages. We will bring corporate design and clear message to the public around the World. We intend to have our website supported by the following versions: Microsoft® Internet Explorer versions 5 and higher, Netscape Navigator/ Communicator version 4 and higher, Mozilla Firefox version It will cost approx. $1,500 to complete our website at this time and $500 domain hosting for the year.

Our loss for the period is $616 for filing costs related to the incorporation of the Company and cost of Nevada business license and bank fees. In the first quarter we used our cash we had to pay expenses associated with this offering. Our current cash on hand will be used to pay the fees and expenses of this offering.

During the period, we have sold a total of shares of common stock to our director for net proceeds of $4,500.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2015 the Company had $827 cash and our liabilities were $716, comprising of $716 owed to Nelson Perez, our president. The available cash can sustain our operations for approximately next 2 months. After that Mr. Perez has agreed to provide needed funding to continue our operations. Mr. Perez is not legally obligated to provide the funding. During the period ending October 31, 2014, we have sold 4,500,000 shares of common stock. Mr. Perez our president has paid a price of $0.001 per share, for aggregate proceeds of $4,500.

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To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. Proceed of $20,000 from this offering will be used to cover professional fees and to order first set of dresses in the next twelve months. To fully implement our business plan, we will need to raise the maximum amount sought after in this offering.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company’s director, Nelson Perez, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the distribution industry will pose the most significant challenges to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual basis method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

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DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

BC DESIGNS INC. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in the State of Nevada on September 15, 2014. Bella Costa Designs Inc. is an import company specializing in bringing wedding and evening dresses from Asia (specifically China) to be sold online to anyone in Latin America.

We are a development stage company and at this stage we have yet to commence operations and have no revenues. The only operations we have engaged in are preparing our business plan, interviewing potential web designers and contacting our potential vendors and manufacturers in Asia. We expect to find a qualified web designer in the next 2 months. Once we hire a web designer we expect our website to be fully functional within 2 months after that. During that stage we intend to purchase products from Asia, start creating and delivering flyers and advertising our future website on social media networks. We intend to start generating revenues by the end of 2015.

The majority of our business will be marketed online to Guatemala and with an expansion of our business we intent to provide delivery to all the countries with access to Internet. Therefore, all of our clients will be initially from Guatemala but with the expansion of our company we will be adding clients from all over the World.

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CONCEPT

We believe that our online clothing website will have all the tools to have success. We intend to purchase dresses of the latest trend and fashion trying to find rare or hard to find pieces not seen in stores of Guatemala. Also, having an option of ordering a custom made dress online will broaden our clientele by giving many women the option to change/add details of design to their dresses and use their body measurements so there is no need to alter the dress after the purchase. Since we will be selling our product online we can afford to sell them at lower prices therefore have an advantage over our competitors. The website will consist of Wedding dresses, Evening dresses which are perfect for many occasions such as Graduation, Mother of the Bride, Bridesmaid dresses, and other events; as well as accessories that will go with those dresses.

We intend to create our website in Spanish at first, and later if we raise the maximum amount of money ($80,000) we expect to add translation pages in other languages.

CLIENTS

The company's primary markets are women in countries of Latin America in need of special occasion attire.

MARKETING

Initially, our main way of promoting our services will be by flyers and social networks. Another way will be by arranging putting links of our website on other websites and advertising on Search Navigators such as Google and Yahoo.

At last, the best marketing of our business will be word of mouth. We intend to strive for the best service and the unique designs and styles of clothing so our happy clients can spread the word of our website to their friends and family.

CUSTOMER SERVICE

We intend to make customer’s experience as easy and hassle free as possible. Starting from the easy navigation of our website, fast and accurate ordering of custom dresses, fast and affordable shipping and delivery of dresses to our clients. We intend to accept 100% no questions asked money back returns for those clients unhappy with their product.

AGREEMENT

At this time we have no agreements.

PRICES AND PAYING

We intend to find factories in Asia (mainly China) with the best quality and lowest prices. We expect to negotiate prices by ordering a bulk of clothing. We intend to create a good relationship with our vendors so we can have a successful future together.

COMPETITION

Our competition will include other stores and websites with similar wedding dresses and evening attire. However, since Internet became a huge part of our lives, most customers start looking online for clothing and we intend to have unique hard to find styles that will give us an advantage over our competitors. Moreover, having an option to order a custom made dress will broaden our clientele and give our clients a more unique experience.

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There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, and support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us, which could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees.

OFFICES

Our office is currently located at Sector Central, Lote 31, Aldea Las Canoas, Guatemala. Our telephone number is 347-708-0067. The office and storage space is provided by our director is free of charge. We pay $0.00 for rent to Mr. Perez and there is no agreement to pay any rent in the future. There is no guarantee that the office space provided by Mr. Perez will continue to be made available without cost in the future.

Upon selling 100% of our stock offering, we intend to rent an office (approx. 1,000 sq. feet) in the center of Aldea Las Canoas, Guatemala. As of the date of this prospectus, we have not sought or selected a new office sight and have no arrangement or lease agreement for the bigger storage.

GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and director are as follows:

Name and Address of Executive Officers and Director	Age	Position

Nelson Perez Sector Central, Lote 31 Aldea Las Canoas, Guatemala	40	President, Treasurer , Director and Secretary

Nelson Perez has been our president since September 15, 2014. From 1995 to 2000 Mr. Perez studied Marketing and Commerce in the University of Guatemala. Starting from 2001 to present time he has been managing the clothing store of his parents in Guatemala and part time devoting to starting up Bella Costa Designs Inc. Since Mr. Perez has studied Marketing and Commerce and had a lot of experience with importing, managing business, and selling clothing we found him fitting for the role of a director of this company.

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TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officer is appointed by our Board of Directors and hold office until removed by the Board or until his resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Mr. Perez, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees other than our President, Nelson Perez, who currently devotes approximately twenty hours per week to company matters and our operations. As our business expands, Mr. Perez intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary (collectively, the “Named Executive Officers”) from inception on September 15, 2014 until October 31, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Nelson Perez, President, Treasurer	September 15, 2014 to October 31, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Nelson Perez currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company revenue will pass break-even point. At this time, we cannot accurately estimate when break-even point will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

23

DIRECTOR COMPENSATION

The following table sets forth director compensation as of January 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Nelson Perez	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Nelson Perez will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On October 15, 2014, we issued a total of 4,500,000 shares of restricted common stock to Nelson Perez, our sole officer and director in consideration of $4,500. Further, Mr. Perez has advanced funds to us. As of January 31, 2015, Mr.Perez advanced us $716. Mr. Perez will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Perez. Mr. Perez will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Perez does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Perez or the repayment of the funds to Mr. Perez. The entire transaction was oral. Mr. Perezis providing us office space free of charge.

24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 31, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Nelson Perez Sector Central, Lote 31 Aldea Las Canoas Guatemala	4,500,000 shares of common stock (director)	100%

	Director and Executive officer as a group (1 person)	4,500,000 shares of common stock	100%

 On January 31, 2015 there were 4,500,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Bella Costa Designs Inc. has 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering Nelson Perez will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Perez is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Perez will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Nelson Perez not, nor has she been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Perez will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our president will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Bella Costa Designs Inc. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02.

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The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Bella Costa Designs Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Bella Costa Designs Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of January 31, 2015 there were 4,500,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; and (iii) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

26

ANTI-TAKEOVER LAW

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

 Our bylaws provide the following indemnifications for our Officers and Directors:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

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LEGAL MATTERS

An opinion regarding the validity of the issuance of the shares of our common stock offered hereby will be provided by Harrison Law, PA. A copy of the correspondence pursuant to which Harrison Law, PA Firm provides that opinion is included as an exhibit to the registration statement of which this prospectus is a part.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Bella Costa Designs Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements of BC DESIGNS INC. included in this prospectus and registration statement have been audited by Li and Company, PC to the extent and for the periods set forth in their audit report, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of BC DESIGNS INC. included in this prospectus and registration statement have been audited by Li and Company, PC to the extent and for the periods set forth in their audit report, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

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Bella Costa Designs Inc.
January 31, 2015
Index to the Financial Statements

Bella Costa Designs Inc.
October 31, 2014
Index to the Financial Statements

29

Bella Costa Designs Inc.

Balance Sheets

	January 31, 2015	October 31, 2014
	(Unaudited)

Assets
Current Assets
Cash	$827	$4,600

Total current assets	827	4,600

Total assets	$827	$4,600

Liabilities and Stockholder's Equity
Current Liabilities
Accounts payable	$-	$-
Advances from stockholder	716	716

Total current liabilities	716	716

Stockholder's Equity
Common stock par value $0.001: 75,000,000 shares authorized; 4,500,000 shares issued and outstanding	4,500	4,500
Accumulated deficit	(4,389)	(616)

Total stockholder's equity	111	3,884

Total liabilities and stockholder's equity	$827	$4,600

See accompanying notes to the financial statements.

F-1

Bella Costa Designs Inc.

Statement of Operations

For the Three Months
Ended
January 31, 2015
(Unaudited)

Revenue	$-

Operating Expenses
Professional fees	3,737
General and administrative expenses	36

Total operating expenses	3,773

Loss before Income Tax Provision	(3,773)

Income Tax Provision	-

Net Loss	$(3,773)

Earnings per share - Basic and Diluted	$(0.00)

Weighted average common shares outstanding - Basic and Diluted	4,500,000

See accompanying notes to the financial statements.

F-2

Bella Costa Designs Inc.
Statement of Changes in Stockholder's Equity
For the period ended January 31, 2015

	Common stock par value $0.001		Accumulated	Total Stockholder's
	Number of Shares	Amount	Deficit	Equity

September 15, 2014 (inception)	-	$-	$-	$-

Issuance of common shares for cash at $0.001 per share on October 15, 2014	4,500,000	4,500		4,500

Net loss			(616)	(616)

Balance, October 31, 2014	4,500,000	4,500	(616)	3,884

Net loss			(3,773)	(3,773)

Balance, January 31, 2015	4,500,000	$4,500	$(4,389)	$111

See accompanying notes to the financial statements.

F-3

Bella Costa Designs Inc.

Statement of Cash Flows

For the Three Months
Ended
January 31, 2015
(Unaudited)

Cash Flows from Operating Activities
Net loss	$(3,773)

Net Cash Used in Operating Activities	(3,773)

Net Change in Cash	(3,773)

Cash - beginning of reporting period	4,600

Cash - end of reporting period	$827

Supplemental disclosure of cash flow information:
Interest paid	$-

Income tax paid	$-

See accompanying notes to the financial statements.

F-4

Bella Costa Designs Inc.

January 31, 2015

Notes to the Financial Statements

(Unaudited)

Note 1 – Organization and Operations

Bella Costa Designs Inc.

Bella Costa Designs Inc. (the “Company”) was incorporated on September 15, 2014 under the laws of the State of Nevada. The Company intends to import wedding and evening dresses from Asia to Guatemala to be sold online to anyone in Latin America.

Note 2 – Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the audited financial statements of the Company for the reporting period ended October 31, 2014 and notes thereto contained in the Company’s Registration Statement on Form S-1, of which this is a part.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

F-5

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year-End

The Company elected October 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were as follows:

(i) Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii) Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

F-6

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

F-7

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-8

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

F-9

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share.  EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.  Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income.  The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder.  The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS.  Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no contingent shares issuance arrangements, stock options or warrants which were issuable and could have potential dilutive effect to the earnings per share for the period ended January 31, 2015.

F-10

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

F-11

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15“Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

F-12

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a. Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b. Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c. Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a. Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b. Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c. Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at January 31, 2015, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-13

Note 4 – Stockholder’s Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-five Million (75,000,000) shares of Common Stock, par value $0.001 per share.

Common Stock

Upon formation the Company sold 4,500,000 shares of common stock to the officer and director of the Company at $0.001 per share, or $4,500 for cash.

Note 5 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Nelson Perez	President, Secretary and Treasurer

Advances from a Related Party

From time to time, a related party advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

The sole stockholder of the Company advanced $716 for the period from September 15, 2014 (inception) through January 31, 2015, none of which has been repaid.

Note 6 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder

Bella Costa Designs Inc.

We have audited the accompanying balance sheet of Bella Costa Designs Inc. (the “Company”) as of October 31, 2014 and the related statements of operations, stockholder’s equity and cash flows for the period from September 15, 2014 (inception) through October 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2014 and the results of its operations and its cash flows for the period from September 15, 2014 (inception) through October 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at October 31, 2014, a net loss and net cash used in operating activities for the period from September 15, 2014 (inception) through October 31, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

January 8, 2015

F-15

Bella Costa Designs Inc.

Balance Sheet

October 31, 2014

Assets
Current Assets
Cash	$4,600

Total current assets	4,600

Total assets	$4,600

Liabilities and Stockholder's Equity
Current Liabilities
Accounts payable	$-
Advances from stockholder	716

Total current liabilities	716

Stockholder's Equity
Common stock par value $0.001: 75,000,000 shares authorized; 4,500,000 shares issued and outstanding	4,500
Accumulated deficit	(616)

Total stockholder's equity	3,884

Total liabilities and stockholder's equity	$4,600

See accompanying notes to the financial statements.

F-16

Bella Costa Designs Inc.

Statement of Operations

For the Period from September 15, 2014 (inception) through October 31, 2014

Revenue	$-

Operating Expenses
General and administrative expenses	616

Total operating expenses	616

Loss before Income Tax Provision	(616)

Income Tax Provision	-

Net Loss	$(616)

Earnings per share - Basic and Diluted	$(0.00)

Weighted average common shares outstanding - Basic and Diluted	4,500,000

See accompanying notes to the financial statements.

F-17

Bella Costa Designs Inc.

Statement of Changes in Stockholder's Equity

For the period from September 15 (inception) through October 31, 2014

	Common stock par value $0.001
	Number of Shares	Amount	Accumulated Deficit	Total Stockholder's Equity

September 15, 2014 ( inception )	-	$-	$-	$-

Issuance of common shares for cash at $0.001 per share on October 15, 2014	4,500,000	4,500		4,500

Net loss			(616)	(616)

Balance, October 31, 2014	4,500,000	$4,500	$(616)	$3,884

See accompanying notes to the financial statements.

F-18

Bella Costa Designs Inc.

Statement of Cash Flows

For the Period from September 15, 2014 (inception) through October 31, 2014

Cash Flows from Operating Activities
Net loss	$(616)

Net Cash Used in Operating Activities	(616)

Cash Flows from Financing Activities
Advances from stockholder	716
Proceeds from sale of common shares	4,500

Net Cash Provided by Financing Activities	5,216

Net Change in Cash	4,600

Cash - beginning of reporting period	-

Cash - end of reporting period	$4,600

Supplemental disclosure of cash flow information:
Interest paid	$-

Income tax paid	$-

See accompanying notes to the financial statements.

F-19

Bella Costa Designs Inc.

October 31, 2014

Notes to the Financial Statements

Note 1 - Organization and Operations

Bella Costa Designs Inc.

Bella Costa Designs Inc. (the “Company”) was incorporated on September 15, 2014 under the laws of the State of Nevada. The Company intends to import wedding and evening dresses from Asia to Guatemala to be sold online to anyone in Latin America.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year-End

The Company elected October 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were as follows:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

F-20

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-21

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

F-22

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no contingent shares issuance arrangements, stock options or warrants which were issuable and could have potential dilutive effect to the earnings per share at October 31, 2014.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

F-23

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15“Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

F-24

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at October 31, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

F-25

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholder’s Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-five Million (75,000,000) shares of Common Stock, par value $0.001 per share.

Common Stock

Upon formation the Company sold 4,500,000 shares of common stock to the officer and director of the Company at $0.001 per share, or $4,500 for cash.

Note 5 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Nelson Perez	President, Secretary and Treasurer

Advances from a Related Party

From time to time, a related party advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

The sole stockholder of the Company advanced $716 for the period from September 15, 2014 (inception) through October 31, 2014, none of which has been repaid.

Note 6 – Deferred Tax Assets and Income Tax Provision

Deferred Tax Assets

As of October 31, 2014, the Company had net operating loss (“NOL”) carry-forwards for Federal income tax purposes of $616 that may be available to reduce future years’ taxable income through 2034. No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $209 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

F-26

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $209 for the period from September 15, 2014 (inception) through October 31, 2014.

Components of deferred tax assets are as follows:

October 31, 2014
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$209

Less valuation allowance	(209)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statement of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Reporting Period Ended October 31, 2014

Federal statutory income tax rate	34.0%

Increase (reduction) in income tax provision resulting from:

Net operating loss (“NOL”) carry-forwards	(34.0)

Effective income tax rate	0.0%

Tax Returns Remaining subject to IRS Audits

The Company has not yet filed its corporation income tax return for the reporting period ended October 31, 2014, which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three (3) years from the date when it is filed.

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through January 9, 2015, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

F-27

PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

BELLA COSTA DESIGNS INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2015, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$20.00
Printing Expenses	$200.00
Audit Fees and Expenses	$6,000.00
Legal Fees and Expenses	$3,280.00
Transfer Agent Fees	$500.00
TOTAL	$10,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Bella Costa Designs Inc.’s bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Bella Costa Designs Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On January 31, 2015, Bella Costa Designs Inc. sold 4,500,000 shares of common stock to our president, Mr. Perez, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,500.

BC DESIGNS INC. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
23.1	Consent of Li and Company, PC
99.1	Subscription Agreement *

* Previously filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

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(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Sector Central, lote 31, Aldea Las Canoas, Guatemala on April 3, 2015.

BELLA COSTA DESIGNS INC.

By	/s/ Nelson Perez
Name:	Nelson Perez
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: April 3, 2015	By	/s/ Nelson Perez
Nelson Perez
Principal Executive Officer, Controller
Principal Financial Officer, Director

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
23.1	Consent of Li and Company, PC
99.1	Subscription Agreement *

* Previously filed

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